SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
May 7, 2008
(Date of earliest event reported)
FLOW INTERNATIONAL CORPORATION
(Exact name of Registrant as specified in its charter)

Washington	0-12448	91-1104842

(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)
23500 — 64th Avenue South, Kent, Washington 98032
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code:
(253) 850-3500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 Amendments to Articles of Incorporation or By-laws
The Board of Directors of Flow International Corporation (the “Company”) amended Article II Section 2 of the Company’s By-laws, effective May 7, 2008. The amended provision of the Company’s By-laws provides for a majority voting standard for the election of directors.
Under the new provision, in a non-contested election, a director must receive a majority of the votes cast. If a director does not receive the required majority of votes cast, then he or she remains on the Board until the earlier of (i) ninety (90) days after the vote is counted; (ii) the date that the Board appoints a replacement; or (iii) the director’s resignation. During that ninety (90) day period, the Nominating and Governance Committee will consider and recommend to the Board, and the Board will decide and disclose publicly, whether to fill the office of the nominee who failed to receive a majority of the votes cast.
The prior provision of the By-laws required that, in order to be elected, a director receive a plurality of the votes present at a meeting. The new provision of the By-laws also removes a restriction that limited the Board to nine directors.
The foregoing summary is qualified in its entirety by reference to the text of the amended By-laws, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and which is incorporated by reference herein.
ITEM 9.01. Exhibits
     (d) Exhibits
          3.1 Amended Bylaws.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2008	FLOW INTERNATIONAL CORPORATION
	By:	/s/ John S. Leness
John S. Leness
General Counsel and Secretary